UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported:  February 6, 2012

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

          Delaware                                     1-2691                                      13-1502798       _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                                                                             (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

American Airlines, Inc. is filing herewith a press release issued on February 6, 2012 as Exhibit 99.1, which is included herein.  This press release was issued to report January traffic for American Airlines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  February 6, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Press Release

CONTACT:                                                                Sean Collins
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Monday, Feb. 6, 2012

AMERICAN AIRLINES REPORTS JANUARY TRAFFIC

FORT WORTH, Texas – American Airlines reported a January load factor of 78.5 percent, an increase of 2.7 points versus the same period last year. Traffic increased 1.4 percent, while capacity was lower by 2.1 percent year-over-year.
International traffic increased 5.0 percent relative to last year as capacity increased 1.2 percent, resulting in an increase in international load factor of 2.9 points versus January last year. Domestic load factor was 78.0 percent, an increase of 2.6 points year-over-year. Domestic capacity and traffic were 4.4 percent and 1.1 percent lower year-over-year respectively.

Detailed traffic and capacity are attached.

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES

	January
	2012	2011	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM	10,004,510	9,868,063	1.4%
D.O.T. DOMESTIC	5,821,010	5,884,828	(1.1)
INTERNATIONAL	4,183,500	3,983,236	5.0
ATLANTIC	1,186,096	1,150,263	3.1
LATIN AMERICA	2,384,593	2,311,038	3.2
PACIFIC	612,811	521,935	17.4
AVAILABLE SEAT MILES (000)
SYSTEM	12,740,158	13,019,838	(2.1)%
D.O.T. DOMESTIC	7,467,575	7,807,739	(4.4)
INTERNATIONAL	5,272,583	5,212,098	1.2
ATLANTIC	1,569,722	1,704,570	(7.9)
LATIN AMERICA	2,939,341	2,838,837	3.5
PACIFIC	763,520	668,691	14.2
LOAD FACTOR
SYSTEM	78.5%	75.8%	2.7	Pts
D.O.T. DOMESTIC	78.0	75.4	2.6
INTERNATIONAL	79.3	76.4	2.9
ATLANTIC	75.6	67.5	8.1
LATIN AMERICA	81.1	81.4	(0.3)
PACIFIC	80.3	78.1	2.2
PASSENGERS BOARDED	6,769,282	6,706,457	0.9%

SYSTEM CARGO TON MILES (000)	135,653	137,744	(1.5)%

Note: All load factor numbers rounded to nearest tenth of a percent.

About American Airlines
American Airlines, American Eagle and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,300 daily flights. The combined network fleet numbers more than 900 aircraft. American's award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 10,000 daily flights to 149 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

AMR Corporation, and certain of its United States-based subsidiaries, including American Airlines, Inc. and AMR Eagle Holding Corporation, on Nov. 29 filed voluntary petitions for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of New York. More information about the Chapter 11 filing is available on the Internet at http://aa.com/restructuring.

###

Current AMR Corp. news releases can be accessed at http://www.aa.com